Conformed Copy
                                                                     Exhibit 5.1
                               Shearman & Sterling
                              599 Lexington Avenue
                             New York, NY 10022-6069


                                                      September 1, 1998


BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414

Ladies and Gentlemen:

                  We have acted as counsel to BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission on July 30, 1998 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 5,166,675 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be offered from time to time by certain selling stockholders in the manner described in the prospectus contained in the Registration Statement (the "Prospectus").

                  We have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents and corporate records as we have deemed necessary as a basis for the opinion set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies and the truth and correctness of any representations and warranties contained therein.

                  The opinion expressed below is limited to the General Corporation Law of Delaware. We express no opinion herein concerning any other law.


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                  Based on such examination and review and subject to the
foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.


                                                   Very truly yours,

                                                   /s/  Shearman & Sterling